UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

COOPER-STANDARD HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-123708	20-1945088
(Commission File Number)	(I.R.S. Employer Identification No.)

39550 Orchard Hill Place Drive

Novi, Michigan 48375

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 596-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Cooper-Standard Holdings Inc. is furnishing the following information:

On May 19, 2009, we issued a press release (the “Press Release”) and posted a presentation to our website (the “Presentation”) that disclose information regarding our results of operations for our fiscal quarter ended March 31, 2009. Copies of the Press Release and Presentation are being furnished and included herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

The Press Release and Presentation contain non-GAAP financial measures (as that term is defined in Item 10(e) of the Commission’s Regulation S-K). Statements providing a reconciliation from these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles are also included in the Press Release and Presentation. Management included the non-GAAP financial measures in the Press Release and Presentation because it believes such measures provide investors with a better understanding of the measures used by management to evaluate our performance.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

99.1 Press release of Cooper-Standard Holdings Inc. dated May 19, 2009.

99.2 Earnings Presentation of Cooper-Standard Holdings Inc. dated May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Timothy W. Hefferon
Name: Timothy W. Hefferon
Title: Vice President, General Counsel and Secretary

Date: May 22, 2009